                                                                EXHIBIT 12.1


                          RICHEY ELECTRONICS, INC.


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN THOUSANDS)




                                                                                                        Nine
                                                                                                       Months
                                                                         Years Ended                    Ended
                                                   -----------------------------------------------------------

                                                    Jan 3,   Jan. 1,  Dec. 31,   Dec. 31,  Dec. 31,  Sept. 27,
                                                     1992     1993      1993       1994      1995       1996
                                                   -----------------------------------------------------------

Income before taxes                                $1,162     $750     $1,167     $3,166    $4,786     $7,729
                                                   -----------------------------------------------------------
Fixed charges:

Interest expense and amortization of debt costs       476      388      1,198      1,606        867     4,150

Operating lease adjustment(1)                         317      315        564        452        602     2,250
                                                   -----------------------------------------------------------
Total fixed charges                                   793      703      1,762      2,058      1,469     6,400
                                                   -----------------------------------------------------------
Income before taxes adjusted for fixed charges     $1,955   $1,453     $2,929     $5,224     $6,255   $14,129
                                                   -----------------------------------------------------------
                                                   -----------------------------------------------------------
Ratio of earnings to fixed charges                   2.5x     2.1x       1.7x       2.5x       4.3x      2.2x
                                                   -----------------------------------------------------------
                                                   -----------------------------------------------------------


(1) Represents portion of rental expense under operating leases deemed by the Company to be representative of the interest factor.